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Exhibit 10.11

FORM OF NEGATIVE PLEDGE AGREEMENT

        This Negative Pledge Agreement is made as of April 30, 2002, by and between [                        ] ("Borrower") and Silicon Valley Bank ("Bank").

        In connection with, among other documents, the Loan and Security Agreement (the "Loan Documents") being concurrently executed herewith by and among Borrower, certain other "Borrowers" named therein and Bank, Borrower agrees as follows:

  1.
  Borrower shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber, or enter into any agreement, document, instrument or other arrangement (except with or in favor of the Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower from selling, transferring, assigning, mortgaging, pledging, leasing, granting a security interest in or upon, or encumbering any of Borrower's intellectual property, including, without limitation, the following:

  a.
  Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held;

  b.
  All mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired;

  c.
  Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

  d.
  Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

  e.
  All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications;

  f.
  Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks;

  g.
  Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

  h.
  All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights; and

  i.
  All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

  j.
  All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing; and provided, however, that nothing in this Negative Pledge Agreement shall be construed to limit, prohibit or to affect in any way Borrower's ability to enter into licensing or other business arrangements with any Person with respect to Borrower's Intellectual Property, so long as such licenses or arrangements do not violate any of the

      Loan Documents and such arrangements do not operate to effect a transfer of Borrower's ownership interest in or to such Intellectual Property.

  2.
  It shall be an event of default under the Loan Documents between Borrower and Bank if there is a breach of any term of this Negative Pledge Agreement.

  3.
  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Documents.

BORROWER:
[ ]
By:	/s/ JAMES G. MURPHY
Name:	James G. Murphy
Title:	Sr VP Finance
BANK:
SILICON VALLEY BANK
By:	/s/ Robert B. Hamilton
Name:	Robert B. Hamilton
Title:	Vice President

Schedule for Form of Negative Pledge Agreement

Name of Parties	Date of Agreement
Immunivest Corporation and Silicon Valley Bank	April 30, 2002
IMMC Holdings, Inc. and Silicon Valley Bank	April 30, 2002
Immunicon Europe, Inc. and Silicon Valley Bank	April 30, 2002
Immunicon Corporation and Silicon Valley Bank	April 30, 2002

QuickLinks

  Exhibit 10.11
FORM OF NEGATIVE PLEDGE AGREEMENT
Schedule for Form of Negative Pledge Agreement